     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1997
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    ---------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                                     -----
                           The Securities Act of 1933
                           --------------------------
                    ---------------------------------------
                                VIEW TECH, INC.
             (Exact name of Registrant as specified in its charter)

                    ---------------------------------------

          DELAWARE                                    77-0312442
(State or other jurisdiction                 (IRS Employer Identification No.)
 of incorporation or organization)

                                 950 FLYNN ROAD
                          CAMARILLO, CALIFORNIA 93012
              (Address of principal executive offices) (Zip code)

                    ----------------------------------------
                           1997 STOCK INCENTIVE PLAN
                 1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)

                   -----------------------------------------
                               ROBERT G. HATFIELD
                      CHIEF EXECUTIVE OFFICER AND DIRECTOR
                                VIEW TECH, INC.
                  950 FLYNN ROAD, CAMARILLO, CALIFORNIA 93012
                                 (805) 482-8277
         (Telephone number, including area code, of agent for service)

                    ---------------------------------------
                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                                    Proposed      Proposed
                   Title of                                         Maximum        Maximum
                  Securities                         Amount         Offering      Aggregate     Amount of
                     to be                            to be          Price        Offering     Registration
                  Registered                      Registered(1)    per Share        Price          Fee
-----------------------------------------------  ---------------  ------------  -------------  ------------

1997 STOCK INCENTIVE PLAN
-------------------------
Options to purchase
Common Stock                                        600,000             N/A           N/A            N/A

Common Stock,
$0.0001 par value                                600,000 shares      $3.625(2)  $2,175,000(2)        $659

1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
---------------------------------------------
Options to purchase
Common Stock                                         50,000             N/A           N/A            N/A

Common Stock,
$0.0001 par value                                50,000 shares       $3.625(2)  $  181,250(2)        $ 55

EMPLOYEE STOCK PURCHASE PLAN
----------------------------
Common Stock,
$0.0001 par value                                100,000 shares      $3.625(2)  $  362,500(2)        $110

                                                                            Aggregate Filing Fee $824
===========================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Stock Incentive Plan, the 1997 Non-Employee Directors Stock Option Plan or the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of View Tech, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of View Tech, Inc. on June 25, 1997, as reported on the Nasdaq National Market.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

  View Tech, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

  (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, filed with the SEC on September 30, 1996;

  (b) The Registrant's Transition Report on Form 10-KT for the period from July 1, 1996 through December 31, 1996, filed with the SEC on March 31, 1997;

  (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, and on Form 10-QSB for the fiscal quarter ended September 30, 1996, filed with the SEC on May 15, 1997 and November 14, 1996, respectively; and

  (d) The Registrant's Registration Statement No. 00-25940 on Form 8-A filed with the SEC on April 3, 1997, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

  All reports and definitive proxy or information statements filed pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES
         -------------------------

  Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

  Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

  The Registrant's Bylaws (the "Bylaws") provide that the Registrant shall, to the fullest extent authorized by Delaware law, indemnify any director who is made, or is threatened to be made, a party to an action or proceeding, whether civil or criminal, administrative or investigative, by reason of being a director of the Registrant or a predecessor corporation of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation;

provided, however, that the Registrant shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Registrant's Board of Directors (the "Board"). The Bylaws further provide that such indemnification provisions shall: (i) not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholder or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The Bylaws provide that the Registrant's obligation to provide indemnification shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Registrant or any other person. The Bylaws further provide that the Board in its discretion shall have the power to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an officer or employee of the corporation.

  In addition, the Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides that, pursuant to Delaware law, its directors shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct, (iii) for knowing violations of law, (iv) for actions leading to improper personal benefit to the director, and
(v) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of Delaware General Corporation Law.

  The Registrant maintains a directors' and officers' liability insurance policy that, subject to certain limitations, terms and conditions, will insure the directors and officers of the Registrant against losses arising from wrongful acts (as defined by the policy) in his or her capacity as a director or officer.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

  Not applicable.


ITEM 8.  EXHIBITS
         --------

Exhibit No.    Exhibit
-----------    -------

  4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-25940 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

  5            Opinion and Consent of Brobeck, Phleger & Harrison LLP.
  23.1         Consent of Carpenter, Kuhen & Sprayberry, Independent Public
               Accountants.
  23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
  24           Power of Attorney.  Reference is made to page II-5 of this
               Registration Statement.
  99.1         1997 Stock Incentive Plan.
  99.2         Form of Notice of Grant of Stock Option.
  99.3         Form of Stock Option Agreement.
  99.4         Form of Addendum to Stock Option Agreement: Involuntary
               Termination Following Corporate Transaction.
  99.5         Form of Addendum to Stock Option Agreement: Involuntary
               Termination Following Change in Control.
  99.6         1997 Non-Employee Directors Stock Option Plan.
  99.7         Form of Notice of Grant of Non-Employee Director Automatic Stock
               Option: Initial Grant.
  99.8         Form of Notice of Grant of Non-Employee Director Automatic Stock
               Option: Annual Grant.
  99.9         Form of Automatic Stock Option Agreement.

  99.10        Employee Stock Purchase Plan.
  99.11        Form of Stock Purchase Agreement under the Employee Stock
               Purchase Plan.
  99.12        Enrollment/Change Form under the Employee Stock Purchase Plan.


ITEM 9.  UNDERTAKINGS
         ------------

  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
                                                 --------
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's 1997 Stock Incentive Plan, the 1997 Non-Employee Directors Stock Option Plan or the Employee Stock Purchase Plan.

  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California on June 26, 1997.


                                 VIEW TECH, INC.


                                 By: /s/ Robert G. Hatfield
                                     ----------------------
                                     Robert G. Hatfield
                                     Chief Executive Officer
                                     and Director



                               POWER OF ATTORNEY
                               -----------------

KNOW ALL MEN BY THESE PRESENTS:

      That the undersigned officers and directors of View Tech, Inc., a Delaware corporation, do hereby constitute and appoint Robert G. Hatfield and William M. McKay and each of them, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

      IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                    Title                         Date
----------                    -----                         ----



/s/ Robert G. Hatfield     Chief Executive Officer       June 26, 1997
----------------------
Robert G. Hatfield         and Director (Principal
                           Executive Officer)

Signatures                    Title                     Date
----------                    -----                     ----



/s/ William M. McKay         Chief Financial Officer      June 26, 1997
--------------------------
William M. McKay             and Secretary (Principal
                             Financial and Accounting
                             Officer)

/s/ Paul C. O'Brien          Chairman of the Board        June 26, 1997
--------------------------
Paul C. O'Brien



/s/ Franklin A. Reece, III   President and Director       June 26, 1997
--------------------------
Franklin A. Reece, III



/s/ David F. Millet          Director                     June 26, 1997
--------------------------
David F. Millet



/s/ Calvin M. Carrera        Director                     June 26, 1997
--------------------------
Calvin M. Carrera



/s/ Robert F. Leduc          Director                     June 26, 1997
--------------------------
Robert F. Leduc

                                 EXHIBIT INDEX
                                 -------------

     Exhibit
       No.     Exhibit
     -------   -------

     4         Instruments Defining Rights of Stockholders. Reference is made to
               Registrant's Registration Statement No. 0-25940 on Form 8-A,
               which is incorporated herein by reference pursuant to Item 3(d)
               of this Registration Statement.
     5         Opinion and Consent of Brobeck, Phleger & Harrison LLP.
     23.1      Consent of Carpenter, Kuhen & Sprayberry, Independent Public
               Accountants.
     23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
     24        Power of Attorney.  Reference is made to page II-5 of this
               Registration Statement.
     99.1      1997 Stock Incentive Plan.
     99.2      Form of Notice of Grant of Stock Option.
     99.3      Form of Stock Option Agreement.
     99.4      Form of Addendum to Stock Option Agreement: Involuntary
               Termination Following Corporate Transaction.
     99.5      Form of Addendum to Stock Option Agreement: Involuntary
               Termination Following Change in Control.
     99.6      1997 Non-Employee Directors Stock Option Plan.
     99.7      Form of Notice of Grant of Non-Employee Director Automatic Stock
               Option: Initial Grant.
     99.8      Form of Notice of Grant of Non-Employee Director Automatic Stock
               Option: Annual Grant.
     99.9      Form of Automatic Stock Option Agreement.
     99.10     Employee Stock Purchase Plan.
     99.11     Form of Stock Purchase Agreement under the Employee Stock
               Purchase Plan.
     99.12     Enrollment/Change Form under the Employee Stock Purchase Plan.